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                         CONSENT OF INDEPENDENT AUDITORS



The Board of Trustees
Monarch Funds:

We consent to the use of our report incorporated herein by reference and to the references to our name under the headings "Financial Highlights" in the prospectuses and "Auditors" in the statement of additional information.


Boston, Massachusetts                        /s/ KPMG Peat Marwick LLP
December 27, 1996